United States
Securities and Exchange Commission
Washington, D. C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.__)

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SYNALLOY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SYNALLOY CORPORATION
4510 COX ROAD, SUITE 201
RICHMOND, VA 23060

NOTICE OF ANNUAL MEETING
May 17, 2018

TO THE SHAREHOLDERS OF SYNALLOY CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Synalloy Corporation, a Delaware corporation (the "Company") will be held on Thursday, May 17, 2018 at 10:00 a.m. EST. This virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SYNL2018, where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for shareholders to attend.
The following important matters will be presented for your consideration.

1.
Election of seven nominees listed in the Proxy Statement to the Company's Board of Directors to hold office until the 2019 Annual Meeting of Shareholders or until their successors are elected and qualified;

2.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers (say-on-pay);
3.	Approval, on a non-binding advisory basis, on the frequency of future say-on-pay votes (say-on-frequency);
4.	Approval to increase the number of shares that may be issued under our 2015 Stock Award Plan;
5.	Ratification of the Audit Committee's selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
6.	Transaction of such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.
All of the above matters are more fully described in the accompanying Proxy Statement.
Only shareholders of record at the close of business on March 21, 2018 are entitled to notice of and to vote at the meeting.
By order of the Board of Directors
Sally M. Cunningham
Secretary

Richmond, Virginia
April 3, 2018

Please vote your proxy promptly, whether or not you plan to attend the virtual Annual Meeting.
The 2017 Annual Report on Form 10-K is furnished herewith.

SYNALLOY CORPORATION
2018 Proxy Statement

SYNALLOY CORPORATION
4510 COX ROAD, SUITE 201
RICHMOND, VA 23060
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 17, 2018
The 2017 Annual Report to Shareholders, including our 2017 Form 10-K, is being made available to shareholders together with these proxy materials on or about April 3, 2018.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting of Shareholders of Synalloy Corporation (the "Company") will be held as a virtual meeting and webcast live over the Internet. Please goto www.virtualshareholdermeeting.com/SYNL2018 for instructions on how to attend and participate in the Annual Meeting. Any shareholder may attend and listen live to the webcast of the Annual Meeting. Shareholders as of the record date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 10:00 a.m. EST on Thursday, May 17, 2018. We encourage you to access the meeting prior to the start time.
Who is soliciting my proxy?
Our Board is soliciting your proxy to vote on all matters scheduled to come before the 2018 Annual Meeting of Shareholders, whether or not you attend the virtual meeting. By completing and returning the proxy card or voting instruction card, or by transmitting your voting instructions via the Internet, you are authorizing the proxy holders to vote your shares at our Annual Meeting as you have instructed.
On what matters will I be voting? How does the Board recommend that I cast my vote?
At the Annual Meeting, you will be asked to: elect the seven director nominees listed in this Proxy Statement; approve, on a non-binding advisory basis, the compensation of our named executive officers; approve, on a non-binding advisory basis, the frequency of future say-on-pay votes, approve the increase in the number of shares that may be issued under our 2015 Stock Award Plan, and ratify the appointment of our independent registered public accounting firm.
Our Board unanimously recommends that you vote:
FOR all seven of the director nominees listed in this Proxy Statement;
FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers (say-on-pay);
FOR the approval, on a non-binding advisory basis, on holding future advisory say-on-pay votes EVERY YEAR;
FOR the approval to increase the number of shares that may be issued under our 2015 Stock Award Plan; and
FOR the ratification of the appointment of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
How many votes may I cast?
You may cast one vote for every share of our Common Stock that you owned on March 21, 2018, the record date, except you have the right to cumulate your votes in regards to the election of directors. For more information, see "What is cumulative voting?" below.
What is cumulative voting?
You have the right to cumulate your votes either (i) by giving to one candidate as many votes as equal the number of shares owned by you multiplied by the number of directors to be elected, or (ii) by distributing your votes on the same principle among any number of candidates.

How many shares are eligible to be voted?
On March 21, 2018 the record date, the Company had 8,757,434 shares of Common Stock outstanding and eligible to be voted at the Annual Meeting (excluding 1,542,566 shares held in treasury).
How many shares must be present to hold the Annual Meeting?
Under Delaware law and our Bylaws, the presence in person or by proxy of a majority of the issued and outstanding shares of our Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined below) of shares of our Common Stock and you do not instruct your bank, broker, or other holder of record how to vote your shares (so-called "broker non-votes") on any of the proposals, your shares may still be counted as present at the Annual Meeting for purposes of determining whether a quorum exists since your bank, broker or other holder of record has discretionary authority to vote on Proposal 5. In addition, shares held by shareholders of record who are present at the Annual Meeting in person or by proxy will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting his shares on any of the proposals.
If a quorum is present at the Annual Meeting, with respect to Proposal 1 - "Election of Directors," directors will be elected by a plurality of the votes cast by shares present in person or by proxy and entitled to vote at the meeting. "Plurality" means that, if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for directors would be elected, whether or not they received a majority of votes cast. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of the election of directors.
Approval for Proposal 2 - "Non-Binding Advisory Vote on the Compensation of Our Named Executive Officers", Proposal 3 - "Non-Binding Advisory Vote on the Frequency of Future Say-On-Pay Votes", Proposal 4 - "Approval to Increase the Number of Shares that May Be Issued Under Our 2015 Stock Award Plan" and Proposal 5 - "Ratification of the Appointment of Our Independent Registered Public Accounting Firm" and all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting will be approved if a majority of the shares present and eligible to vote at the meeting are voted in favor of the proposals.
If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting. If the meeting is to be reconvened within 30 days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for 30 days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
Who pays for soliciting proxies?
We pay all expenses incurred in connection with the solicitation of proxies for the Annual Meeting. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies personally or by telephone, other electronic means or mail and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Banks, brokers or other holders of record will be requested to forward proxy soliciting material to the beneficial owners, and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.
How do I vote?
Shareholders of Record
Shareholders of record can vote in person at the Annual Meeting or by proxy. Shareholders of record may also vote their proxy by mail or by Internet following the instructions on the proxy card.
Beneficial Shareholders
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the nominee that you must follow in order for your shares to be voted. Your broker is not permitted to vote your shares on the election of directors, the non-binding advisory vote on the compensation of our named executive officers, the non-binding advisory vote on the frequency of future say-on-pay votes, or to increase the number of shares that may be issued under our 2015 Stock Award Plan unless you provide voting instructions, but does have discretionary authority to vote your shares on ratification of the appointment of KPMG, LLP. Therefore, if your shares are held in the name of a broker, to be sure your shares are voted, please instruct your broker as to how you wish it to vote. If your shares are not registered in your own name and you wish to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a proxy card from your broker and bring it to the Annual Meeting in order to vote. You may vote your shares by Internet, by mail or by telephone as further described below.

Participants in the Synalloy Corporation 401(k)/ESOP Plan
If you are a participant in the Synalloy Corporation 401(k) Plan/Employee Stock Ownership Plan (the "401(k)/ESOP Plan") and you own shares of our Common Stock through the 401(k)/ESOP Plan, the proxy card sent to you will also serve as your voting instruction card to the 401(k)/ESOP Plan trustee, who actually votes the shares of our Common Stock that you own through the 401(k)/ESOP Plan. If you do not provide voting instructions for these shares to the trustee by 5:00 p.m EST, April 28, 2018 (the "plan cut-off date"), as directed by the terms of the 401(k)/ESOP Plan, the Company, in its capacity as the 401(k)/ESOP Plan administrator, will instruct the trustee to vote those 401(k)/ESOP Plan shares "FOR" all the director nominees named in this Proxy Statement and "FOR" all other proposals.
Voting Methods
You can vote your proxy by any of the methods below:
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. EST the day before the meeting date or the plan cut-off date for 401(k)/ESOP Plan participants. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EST the day before the meeting date or the plan cut-off date for 401(k)/ESOP Plan participants. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Only the latest dated proxy received from you, whether submitted by Internet, mail or telephone, will be voted at the Annual Meeting. If you vote by Internet or telephone, please do not mail your proxy card. You may also vote in person at the Annual Meeting.
What happens if I do not vote for a proposal? What is a broker non-vote?
If you properly execute and return a proxy or voting instruction card, your shares will be voted as you specify. If you are a shareholder of record and you return an executed proxy card but make no specifications on your proxy card, your shares will be voted in accordance with the recommendations of our Board, as provided above. If any other matters properly come before the Annual Meeting, the persons named as proxies by the Board of Directors will vote upon such matters according to their judgment.
If you hold your shares through a bank, broker or other nominee, and you return a broker voting instruction card but do not indicate how you want your broker to vote, your broker has discretionary authority to vote on Proposal 5, but a broker non-vote will occur as to Proposals 1, 2, 3 and 4. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and either (i) does not have discretionary voting power for that particular proposal, or (ii) chooses not to vote the shares. Brokers do not have discretionary voting power to vote on Proposals 1, 2, 3 and 4.
Can I revoke or change my vote after I deliver my proxy?
Yes. You can revoke your proxy at any time before it is voted by providing notice in writing to our Corporate Secretary at 4510 Cox Road, Suite 201, Richmond, VA 23060; by delivering a valid proxy bearing a later date to the Company’s office at 4510 Cox Road, Suite 201, Richmond, VA 23060, prior to the meeting; or by attending the virtual meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Shareholders who hold their shares in street name with a broker or other nominee may change or revoke their proxy instructions by submitting new voting instructions to the broker or other nominee.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
Some banks, brokers and other holders of record are "householding" our proxy statements and annual reports for their customers. This means that only one copy of our proxy materials may have been sent to multiple shareholders in your household. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, please call us at 864-585-3605, or send your request in writing to the following address: Corporate Secretary of Synalloy Corporation, 4510 Cox Road, Suite 201, Richmond, VA 23060. If you are still receiving multiple reports and proxy statements for shareholders who share an address and would prefer to receive a single copy of the annual report and proxy statement in the future, please contact us at the above address or telephone number. If you are a beneficial holder, you should contact your bank, broker or other holder of record.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2018
The Company’s 2017 Annual Report to Shareholders, 2017 Annual Report on Form 10-K and 2018 Proxy Statement are available via the Internet at http://investor.synalloy.com.
ANNUAL REPORT ON FORM 10-K
The Company’s Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission ("SEC"), accompanies this Proxy Statement. Copies of exhibits to the 2017 Annual Report on Form 10-K will be provided upon written request to the Corporate Secretary, Synalloy Corporation, 4510 Cox Road, Suite 201, Richmond, VA 23060, at a charge of $.10 per page. Copies of the 2017 Annual Report on Form 10-K and exhibits may also be downloaded at no cost from the SEC’s website at http://www.sec.gov. The 2017 Annual Report on Form 10-K does not form any part of the material for soliciting proxies.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT (5%) OF THE COMPANY’S COMMON STOCK
The table below provides certain information regarding persons known by the Company to be the beneficial owners of more than five percent (5%) of the Company’s Common Stock as of December 31, 2017. This information has been obtained from Schedules 13D and 13G, and related amendments, filed with the SEC, and has not been independently verified by the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Total
Privet Fund LP 79 West Paces Ferry Road, Suite 200B Atlanta, GA 30305	960,948		10.97
Royce & Associates, LP 745 Fifth Avenue New York, NY 10151	913,509	(2)	10.47
Van Den Berg Management I, Inc. 805 Las Cimas Parkway, Suite 430 Austin, TX 78746	496,310	(3)	5.69
DePrince, Race & Zollo, Inc. 250 Park Ave South, Suite 250 Winter Park, FL 32789	494,133	(4)	5.70
(1) In each case, the beneficial owner has reported sole voting power and sole investment power with respect to such shares.
(2) Royce & Associates, LP is an investment advisor registered with the SEC under the Investment Advisors Act of 1940.
(3) Van Den Berg Management I, Inc. is an investment advisor registered with the SEC under the Investment Advisors Act of 1940.
(4) DePrince, Race & Zollo, Inc. is an investment advisor registered with the SEC under the Investment Advisors Act of 1940.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the ownership of the Company’s Common Stock as of March 21, 2018 by each director and nominee for director, each current executive officer of the Company for whom compensation information is disclosed under the heading "Discussion of Executive Compensation," and for the directors, nominees for director and executive officers of the Company as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Total
Craig C. Bram	263,115	(1)	3.00%
Murray H. Wright	130,243	(2)	1.49%
J. Kyle Pennington	40,305	(3)	*
Henry L. Guy	39,453	(4)	*
Dennis M. Loughran	35,986		*
James W. Terry, Jr.	32,496	(5)	*
J. Greg Gibson	21,370	(6)	*
Susan S. Gayner	19,801		*
Anthony A. Callander	16,797		*
Amy J. Michtich	16,766		*
All Directors, Nominees and Executive Officers as a group (16 persons)	663,272	(7)	7.57%
*Less than 1%
(1) Includes 12,609 shares held in an IRA; 28,763 shares held by his spouse; 3,150 shares allocated under the Company’s 401(k)/ESOP Plan; and 74,862 shares which are subject to currently exercisable options.

(2) Includes indirect ownership of 40,000 shares held in an IRA; 4,830 shares held by his spouse; and 79,100 shares held in a revocable trust.
(3) Includes 5,675 shares allocated under the Company’s 401(k)/ESOP Plan; and 9,539 shares which are subject to currently exercisable options.
(4) Includes 539 shares held in custodial accounts for minor children; and 400 shares held in a revocable trust.
(5) Includes 17,500 shares held in an IRA; and 3,000 shares held in a revocable trust.
(6) Includes 1,896 shares held in an IRA; 7,076 shares held under the Company's 401(k)/ESOP; and 3,974 shares which are subject to currently exercisable options.
(7) Includes 23,565 shares allocated under the Company’s 401(k)/ESOP Plan; and 96,681 shares which are subject to currently exercisable options. The beneficial owners have a right to acquire such shares within 60 days of March 21, 2018.

PROPOSAL 1 - ELECTION OF DIRECTORS
The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than 15 individuals. Upon recommendation of the Corporate Governance Committee, the Board of Directors has fixed the number of directors constituting the full Board at seven members and recommends that the seven nominees listed in the table which follows be elected as directors to serve for a term of one year until the next Annual Meeting or until their successors are elected and qualified to serve. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.
If cumulative voting is not requested, the proxy agents named in the Board of Directors’ form of proxy that accompanies this Proxy Statement will vote the proxies received by them "FOR" the election of the seven persons named as directors. If cumulative voting is requested, the proxy agents named in the Board of Directors’ form of proxy that accompanies this Proxy Statement intend to vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by such proxy agents.
If, at the time of the Annual Meeting of Shareholders, or any adjournment(s) thereof, one or more of the nominees is not available to serve by reason of any unforeseen contingency, the proxy agents intend to vote for such substitute nominee(s) as the Board of Directors recommends, or the Board of Directors will reduce the number of directors.
Vote Required
Directors will be elected by a plurality of the votes cast. Votes that are withheld or shares that are not voted will have no effect on the outcome of the election of directors.
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES LISTED IN THE FOLLOWING TABLE AS DIRECTORS OF THE COMPANY.

The following table sets forth the names of nominees for director, their ages, the years in which they were first elected directors, if applicable, and a brief description of their principal occupations and business experience during the last five years. There are no family relationships among any of the directors and executive officers.

Name, Age, Principal Occupation, Other Directorships and Other Information	Director Since
Craig C. Bram, age 59 Mr. Bram became President & Chief Executive Officer ("CEO") and a director of Synalloy on January 24, 2011. From 2004 until September 24, 2010, he served as a director of the Company. He was the founder and has been President of Horizon Capital Management, Inc., an investment advisory firm located in Richmond, VA since 1995. Mr. Bram was the CEO of Bizport, Ltd., a document management company in Richmond, VA, from 2002 through 2010.	2004
Anthony A. Callander, age 71 Mr. Callander is the Upstate Managing Director of The Hobbs Group, a certified public accounting ("CPA") firm in Columbia, SC, effective January 2012. He retired from Ernst & Young, LLP in 2008 after 36 years in its Columbia, SC, Greenville, SC and Atlanta, GA offices. He served as a Partner in the firm's audit and assurance practice and in various other roles including Office Managing Partner of the Columbia and Greenville offices, and leading the Southeast manufacturing industry group.	2012
Susan S. Gayner, age 57 Ms. Gayner was named CEO and President of ParkLand Ventures, Inc., an owner-operator of multi-family housing communities in nine states, in May 2014. From October 2010, Ms. Gayner served as the COO of ParkLand, and was Vice President from May 2009. Ms. Gayner is a chemical engineer and holds an MAI designation (currently inactive). Prior to ParkLand, she served as an independent MAI and held various manufacturing and quality assurance roles with DuPont Company and Hercules, Inc.	2016
Henry L. Guy, age 49 Mr. Guy is the President & CEO of Modern Holdings Incorporated ("Modern Holdings"), a diversified holding company located in Summit, NJ. He has served on a variety of boards including Metro International S.A. (MTRO), Scrubona AB (CATB), Pergo AB (PERG), Miltope Corporation (MILT) and Evermore Global Advisors (EVGBX). Mr. Guy joined Modern Holdings in 2002 and has led investments in over 30 subsidiaries.	2011
Amy J. Michtich, age 49
Ms. Michtich currently serves as the Chief Supply Chain Officer of Molson Coors Canada, where she oversees end-to-end operations for Canada's largest and North America's oldest brewer of quality beers and ciders. From 2007 to 2015, she was employed by MillerCoors, a joint venture formed in the U.S. by SABMiller and Molson Coors. During this time, Ms. Michtich served as Vice President - Brewery Operations, located in Rockingham County, VA and Brewery Operations Manager - Milwaukee, WI. Prior to 2007, Ms. Michtich held executive and operations leadership positions across various consumer package goods companies including Pepsi Bottling Group, Clorox and Lipton.
2014
James W. Terry, Jr., age 70 In March 2018, Mr. Terry was named Director of Strategic Investments for Hollingsworth Funds, Inc., a charitable foundation in Greenville, SC. From October 2009 to February 2018, he was the President of Hollingsworth Funds, Inc. Mr. Terry's career has been principally in the banking industry where he served as President of Carolina First Bank, Greenville, SC from 1991 to 2008.	2011
Murray H. Wright, age 72 Mr. Wright has served as Chairman of the Board of Synalloy since 2014. Prior to his retirement, he was Senior Counsel at the Richmond, VA law firm of DurretteCrump, PLC in January 2013 to 2016. Mr. Wright's career has principally been in law and investment banking. From 1999 to 2012, he was a founder and managing director of Avitas Capital, LLC, a closely held investment banking firm in Richmond, VA. In 1986, he founded the law firm of Wright, Robinson, Osthimer & Tatum in Richmond, VA. He served as Chief Executive Officer of the law firm from 1986 to 2006.	2001
The Corporate Governance Committee believes the combined business and professional experience of the Company’s directors, and their various areas of expertise make them a useful resource to management and qualify them for service on the Board. Messrs. Wright and Bram have served on the Board for a significant period of time. During their tenures, these directors have gained considerable institutional knowledge about the Company and its operations, which has made them effective board members. Because the Company’s operations are complex, continuity of service and development of institutional knowledge help make the Board more efficient and more effective at developing long-range plans than it would be if there were frequent turnover in Board membership. When a Board member decides not to run for re-election, the Corporate Governance Committee seeks replacement directors who it believes will make significant contributions to the Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, knowledge of the Company and diversity.
The Corporate Governance Committee believes the current Board members are highly qualified to serve and each member has unique qualifications and business expertise that benefit the Company. Mr. Wright’s career as a trial lawyer, founder and CEO of a law firm and his business and financial experience as managing director of a closely-held investment banking firm are considered to be valuable attributes to the Board. Mr. Bram has over 30 years of experience in business management, financial operations, logistics, management consulting, business start-ups and strategic planning for a variety of companies. Mr. Bram was employed by the Reynolds Metals Company, a global aluminum manufacturer, in its corporate Logistics and Sales and Marketing departments. He is an investor in multiple private businesses and real estate ventures and also serves on the boards of several private companies. Mr. Terry joined the Board in August 2011. He brings a wealth of experience in the banking industry where he spent more than 35 years including 17 years as President of a bank where he managed and directed an 85-branch statewide network growing the asset structure from approximately $300 million in 1991 to over $6 billion in 2008. In his current role at Hollingsworth Funds, Mr. Terry manages and administers a non-profit fund exceeding $100 million and is responsible for investment asset management, expense and accounting functionality for all subsidiary operations with assets exceeding $400 million. We believe Mr. Terry’s banking experience is valuable in helping the Company evaluate financing options as well as acquisitions. A Board member since August 2011, Mr. Guy’s primary career focus has been in the area of private investments. His expertise and experience in this area are valuable tools as the Company focuses on growing through acquisitions. Mr. Callander spent his career in the audit and assurance practice with significant experience in auditing, mergers and acquisitions, initial public offerings and other financings, reorganizations, business process improvement and business strategy development. From 1998 to 2003, while with Ernst & Young, Mr. Callander served as the audit partner on the Company’s independent audits, giving him in depth experience and knowledge about the Company. Mr. Callander, a CPA, also meets the criteria of a financial expert. Ms. Michtich joined the Board in 2014 and has served in executive and operations leadership positions with several large union and non-union manufacturing businesses. She has significant experience in the areas of human resources, manufacturing operations, environmental compliance and safety. Ms. Gayner, who joined the Board in 2016, offers valuable experience in the chemical business. She has 10 years' experience working for two large chemical companies in the area of quality assurance and as a research and development engineer. In her current role as CEO and President of Parkland Ventures, Inc., she has valuable experience in executive management and operations.

BOARD OF DIRECTORS AND COMMITTEES
Director Independence. The Board of Directors has determined that each of the following directors are independent as such term is defined by the applicable rules of the Nasdaq Stock Market LLC (the "Nasdaq Rules"): Anthony Callander, Susan Gayner, Henry Guy, Amy Michtich, James Terry and Murray Wright. The Board has also determined that each of the current members of the Audit Committee, the Compensation & Long-Term Incentive Committee and the Corporate Governance Committee is independent within the meaning of the Nasdaq Rules, and each person who served on such committees at any time during 2017 was independent under the Nasdaq Rules.
Board and Board Committee Meetings and Attendance at Shareholder Meetings. During fiscal year 2017, the Board of Directors met six times. All members of the Board attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board on which they served. The Company encourages, but does not require, its directors to attend annual meetings of shareholders. All directors attended the 2017 Annual Meeting.

The Board has established an Audit Committee, a Compensation & Long-Term Incentive Committee and a Corporate Governance Committee, each of which is comprised entirely of directors who meet the applicable independence requirement of the Nasdaq rules. The committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to shareholders. The table below provides current membership information as well as the meeting information for the last fiscal year.

Name	Audit Committee	Compensation & Long-Term Incentive Committee	Corporate Governance Committee
Anthony A. Callander	X*		X
Susan S. Gayner		X	X*
Henry L. Guy	X	X*
Amy J. Michtich		X	X
James W. Terry, Jr.	X	X
Total Meetings in 2017	5	5	3
* Committee Chair
Audit Committee. The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.
The Audit Committee acts pursuant to a written charter adopted by the Board of Directors which is available on the Company’s website at www.synalloy.com. Each member of the Audit Committee is independent as defined in the Nasdaq Rules and meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee selects and appoints the independent registered public accounting firm, pre-approves the fees on the independent registered public accounting firm, reviews and discusses with management and the independent auditors prior to filing with the SEC the audited financial statements included in the Company’s Annual Report on Form 10-K and the unaudited financial statements included in the Form 10-Q for each quarter, meets independently with the independent auditors, reviews the Audit Committee’s charter, and has oversight of the Company’s Code of Conduct and Internal Audit. The Board designated Mr. Callander as the Audit Committee Financial Expert, as defined by the SEC rules.
Compensation & Long-Term Incentive Committee. All members of the Compensation & Long-Term Incentive Committee are independent as defined in the Nasdaq Rules. This committee acts pursuant to a written charter which is available on the Company’s website at www.synalloy.com. The committee reviews and approves salaries, bonuses, incentive compensation and benefits for executive officers of the Company, and administers and makes recommendations with respect to the Company’s cash incentive and equity plans, including the granting of shares and options thereunder, and reviews the committee’s charter.
The committee sets the compensation for the CEO and evaluates performance, and it considers recommendations from the Company’s CEO in setting compensation for other senior executive officers. The Vice President, Corporate Administration supports the committee in its duties, and the committee may delegate authority to the Human Resources Department to fulfill administrative duties relating to the Company’s compensation programs. The committee has the authority under its charter to retain and terminate, and approve fees for compensation consultants and other advisors as it deems appropriate to assist it in the fulfillment of its duties. In early 2016, the committee retained Pearl Meyer (“PM”) as the Compensation & Long-Term Incentive Committee’s outside independent compensation consulting firm. PM is a nationally recognized executive compensation consultant and the committee retained PM to assist in designing the new executive compensation plan (the "Incentive Plan") including providing information concerning compensation paid by competitors and members of our peer group. The committee has reviewed and confirmed the independence of PM as the committee's compensation consultant. Neither PM nor any of its affiliates provide any services to the Company except for the services related solely to the executive officer and director compensation.
Corporate Governance Committee. All members of the Corporate Governance Committee are independent as defined in the Nasdaq Rules. This committee acts pursuant to a written charter which is available on the Company’s website at www.synalloy.com. This committee is responsible for reviewing and recommending changes in the size and composition of the Board of Directors and evaluating and recommending candidates for election to the Company’s Board. This committee also reviews and oversees corporate governance issues and makes recommendations to the Board related to the adoption of policies pursuant to rules of the SEC, Nasdaq and other governing authorities, and as required by the Sarbanes-Oxley Act of 2002.
Compensation Committee Interlocks and Insider Participation. Susan Gayner, Henry Guy, Amy Michtich and James Terry served on the Compensation & Long-Term Incentive Committee during 2017. All members of the Compensation & Long-Term

Incentive Committee are independent directors and none of them is a present or past employee or officer of the Company or its subsidiaries.
Related Party Transactions. The Company requires that each executive officer, director and director nominee complete an annual questionnaire and report all transactions with the Company in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors’ fees and dividends on our stock). Management reviews responses to the questionnaires and, if any such transactions are disclosed, they are reviewed by the Board of Directors. The Company does not, however, have a formal written policy setting out these procedures. There were no such transactions during the fiscal year ended December 31, 2017.

CORPORATE GOVERNANCE
Board Leadership Structure and Board’s Role in Risk Oversight
The Board of Directors' roles and responsibilities are set forth in the Bylaws and Board Charter which provide for a Chairman elected by the Board from among its members. The business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time. Our Board does not have a specific policy as to whether the role of Chairman and CEO should be held by separate persons, but rather makes an assessment of the appropriate form of leadership structure on a case-by-case basis. The Board believes that this issue can be a part of the succession planning process and recognizes that there are various circumstances that weigh in favor of or against both combination and separation of these offices. Since 2002, the roles of Chairman and CEO have been held by separate persons. The Board believes it is appropriate, and in our Company’s best interests, for the two roles to be separated at this time.
Our Board is actively involved in the oversight of risks that could affect our Company. The Board receives regular reports from members of senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. These reports are reviewed by the full Board, or, where responsibility for a particular area of risk oversight is delegated to a committee of the Board, that committee reviews the report and then reports to the full Board. In addition, the Audit Committee’s charter requires the committee to inquire of management and the registered public accountants about significant risks or exposures and assess the steps management has taken to manage such risks, and further requires the committee to discuss with the registered public accountants the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.
Director Qualifications and Nomination Process
The Corporate Governance Committee has adopted Corporate Governance Guidelines that set forth factors in recommending and evaluating candidates, including personal characteristics, core competencies, commitment and independence. It also takes into consideration such factors as it deems appropriate based on the Company’s current needs. These factors may include diversity, age, skills such as understanding of appropriate technologies and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, and the interrelationship between the candidate’s experience and business background, and other Board members’ experience and business background. Although the Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the committee considers racial and gender diversity, as well as diversity in business and educational experience, as part of the total mix of information it takes into account in identifying nominees. Additionally, candidates for director should possess the highest personal and professional ethics, and they should be committed to the long-term interests of the shareholders of the Company.
The Corporate Governance Committee does not have any specific process for identifying director candidates. Such candidates are routinely identified through personal and business relationships and contacts of the directors and executive officers.
The Corporate Governance Committee will consider as potential nominees persons recommended by shareholders if the following requirements are met. If a shareholder wishes to recommend a director candidate to the Corporate Governance Committee for consideration as a Board of Directors’ nominee, the shareholder must submit in writing to the Corporate Governance Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, the number of the Company’s shares beneficially owned by the person, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. Additionally, the recommending shareholder must provide his or her name and address and the number of the Company’s shares beneficially owned by such person. This information must be delivered to the Corporate Secretary of the Company at the Company’s corporate headquarters at 4510 Cox Road, Suite 201, Richmond, VA 23060 for transmission to the Corporate Governance Committee, and must be received not less than 90 days nor more than 120 days prior to an annual meeting of shareholders. The committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration from the committee that other candidates receive.
Nominations for election as directors may also be made by shareholders from the floor at an annual meeting of shareholders provided such nominations are received by the Company not less than 30 nor more than 60 days prior to the annual meeting, contain the information set forth above, and otherwise are made in accordance with the procedures set forth in the Company’s Bylaws.
Shareholder Communications with Directors
Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Synalloy Corporation, 4510 Cox Road, Suite 201, Richmond, VA 23060. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.
In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

DIRECTOR COMPENSATION
For the 2017-2018 term year, non-employee directors were paid a total annual retainer of $95,000 in the form of cash and restricted stock. Directors must elect a minimum of $25,000 of the retainer fee to be paid in restricted stock and may elect up to 100% of the retainer to be paid in restricted stock.  The number of restricted shares issued was determined by the average of the high and low Common Stock price on the day prior to the 2017 Annual Meeting of Shareholders or the date prior to the appointment to the Board. Non-employee directors elected by the shareholders for the 2017-2018 term year received an aggregate of 24,209 shares of restricted stock in lieu of such cash retainer amount as follows: Anthony Callander - 4,000; Susan Gayner - 8,000; Henry Guy - 2,105; Amy Michtich - 4,210; James Terry - 3,789; and Murray Wright - 2,105. The annual retainer is inclusive of all director fees and directors will not receive meeting fees or chair fees in addition to the retainer.  Directors were reimbursed for travel and other expenses related to attendance at meetings. Directors who are employees did not receive extra compensation for service on the Board or any committee of the Board.
For the 2018-2019 term year, non-employee directors will be paid a total annual retainer of $102,000 in the form of cash and restricted stock. Directors must elect a minimum of $30,000 of the retainer fee to be paid in restricted stock and may elect up to 100% of the retainer to be paid in restricted stock.  The annual retainer is inclusive of all director fees and directors will not receive meeting fees or chair fees in addition to the retainer.  Directors will be reimbursed for travel and other expenses related to attendance at meetings. Directors who are employees will not receive extra compensation for service on the Board or any committee of the Board.
The shares granted to the non-employee directors are not registered under the Securities Act of 1933 and are subject to forfeiture in whole or in part upon the occurrence of certain events.

The following table sets forth information about compensation paid by the Company to non-employee directors during fiscal 2017. While our director compensation programs run from one annual meeting of shareholders to the next, this table reports director compensation for the fiscal year. As a result, this table reports a portion of director compensation for the 2016-2017 director compensation program and a portion of director compensation for the 2017-2018 director compensation program.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards (2)	Total ($)
(a)	(b)	(c)	(h)
Anthony A. Callander	47,500	47,500	95,000
Susan S. Gayner	—	95,000	95,000
Henry L. Guy	70,000	25,000	95,000
Amy J. Michtich	45,000	50,000	95,000
James W. Terry, Jr.	50,000	45,000	95,000
Vincent W. White (3)	—	15,287	15,287
Murray H. Wright	70,000	25,000	95,000
(1) Each non-employee director must elect a minimum of $25,000 and may elect up to 100% of the annual retainer in stock.
(2) Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 as disclosed in the Stock Awards footnote to the Summary Compensation Table, of restricted shares granted to the directors on May 18, 2017 for 2017 service. For 2017, the directors received restricted shares in lieu of cash retainer as follows: Anthony A. Callander - 4,000; Susan S. Gayner 8,000; Henry L. Guy - 2,105; Amy J. Michtich - 4,210; James W. Terry, Jr. - 3,789; and Murray H. Wright - 2,105. The restricted shares received by directors ceased to be restricted after six months, so the directors do not have any shares of restricted stock other than as reported in this table. No director has been granted any stock options by the Company.

(3) Mr. White did not stand for re-election in 2017. Fees are associated with the 2016-2017 term year and paid in 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and any persons who own more than 10% of the Common Stock of the Company, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of Common Stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2017, all filing requirements applicable to its officers and directors were met on a timely basis.
Code of Conduct
Our Board has formally adopted a Code of Conduct that applies to all of our employees, officers and directors. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Conduct for the Company’s CEO, CFO, CAO, Controller, or persons performing similar functions, by posting such information on the Company’s website.
There were no amendments to, or waivers of, any provision of the Code of Conduct for the Company’s CEO, CFO, CAO, Controller, or any persons performing similar functions during fiscal year 2017. A copy of our Code of Conduct is available on our website at www.synalloy.com.

EXECUTIVE OFFICERS
Information about Mr. Craig Bram, the Company’s CEO, is set forth above under "Election of Directors."

Name, Age, Principal Position and Five-Year Business Experience
Dennis M. Loughran, age 60
Mr. Loughran joined the Company in July 2015, as Senior Vice President ("SVP") and Chief Financial Officer ("CFO"). Most recently, he was the CFO of Citadel Plastics Holdings, Inc., a privately-owned company headquartered in Chicago, IL, which merged with A. Schulman, Inc. in June 2015. From 2006 to 2014, he served as the CFO for Rogers Corporation (NYSE:ROG), headquartered in Rogers, CT. Previous experience includes 19 years with Reynolds Metals Company in various financial and operations roles and six years as Vice President, Finance and Supply Chain with Alcoa Consumer Products. Mr. Loughran has a broad background in international business management, financial reporting, planning and analysis, profit improvement, mergers and acquisitions, supply chain optimization, tax, treasury management and investor relations.

J. Kyle Pennington, age 60
Mr. Pennington was named President, Synalloy Metals, Inc. ("Synalloy Metals"), a subsidiary of the Company, effective January 1, 2013. He served as President, Bristol Metals, LLC, a subsidiary of the Company, from July 2011 until December 31, 2012. He was President, Bristol Metals, LLC’s BRISMET Pipe Division from September 2009 to July 2011; and Vice President, Manufacturing, Bristol Metals, LLC from December 2007 through September 2009. Prior to joining the Company, Mr. Pennington worked for 17 years in the metals industry, including 12 years’ experience in executive management and service on the Board of Directors of Texas & Northern Industries, a Lone Star Steel Company subsidiary.

J. Greg Gibson, age 44
In April 2015, Mr. Gibson was named General Manager and President of Synalloy Chemicals, with business unit responsibility for both Manufacturers Chemicals, LLC and CRI Tolling, LLC. He served as Executive Vice President, Sales and Administration for Manufacturers Chemicals, a wholly-owned subsidiary of the Company from July 2011 to April 2015. Mr. Gibson joined the Company in 2005 as a sales representative providing expertise in building client relationships, growing product market share, sales profitability and developing and executing sales strategies. Prior to joining the Company, he began his sales career in the pharmaceutical industry.

DISCUSSION OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") describes our compensation program and policies and explains how the Board’s Compensation & Long-Term Incentive Committee (the "Committee") established goals, reviewed performance measures, and decided compensation for our Named Executive Officers ("NEOs") in and for fiscal year 2017. NEOs are listed in the table below:

NEO	Title
Craig C. Bram	President and Chief Executive Officer
Dennis M. Loughran	Senior Vice President and Chief Financial Officer
J. Kyle Pennington	President, Synalloy Metals
J. Greg Gibson	President, Synalloy Chemicals

Executive Summary
Overview of Our Business and Results
The Company had a strong financial performance in 2017, exceeding revenue and sales goals, and the 2017 Incentive Plan paid out above target accordingly.
In 2017, the Company reported net sales of $201.1 million, up $62.6 million or 45% from 2016 and achieved revenue greater than $200 million for the first time in our history. 2017 Adjusted EBITDA of $12.5 million, was up $10.4 million from $2.1million in 2016. The Company ended the year with a strong balance sheet with net debt of $25.9 million or 1.5 trailing Adjusted EBITDA.

We re-instituted the annual dividend at $0.13 per share and our share price responded favorably to these accomplishments, improving over 22% during 2017.
The Company's business has two divisions: the Metals Segment and the Chemicals Segment.
Synalloy Metals
The Metals Segment operates as three reporting units, including Bristol Metals, LLC ("BRISMET"), Palmer of Texas Tanks, Inc. ("Palmer") and Specialty Pipe & Tube, Inc. ("Specialty"). BRISMET manufactures stainless steel and other alloy pipe and tube. Palmer manufactures liquid storage solutions and separation equipment, and Specialty is a master distributor of seamless carbon pipe and tube. The Metals Segment's markets include the oil and gas, chemical, petrochemical, pulp and paper, mining, power generation (including nuclear), water and waste water treatment, liquid natural gas, brewery, food processing, petroleum, pharmaceutical and other industries.
Synalloy Metals recorded strong year over year growth and the 2017 Incentive Plan paid out above target for the segment. In 2017, the Metals Segment reported net sales of $153.0 million, up $62.7 million or 70% from 2016 and adjusted EBITDA was $12.4 million, up $11.8 million from 2016. Synalloy Metals growth was impacted by the addition of the BRISMET-Munhall acquisition in March 2017, the rebound in the oil and gas markets, and year over year improvements in volume, pricing and product mix.

Synalloy Chemicals
The Chemicals Segment operates as one reporting unit which includes Manufacturers Chemicals, LLC ("MC") and CRI Tolling, LLC ("CRI Tolling"). The Chemicals Segment produces specialty chemicals for the chemical, paper, metals, mining, agricultural, fiber, paint, textile, automotive, petroleum, cosmetics, mattress, furniture, janitorial and other industries.
Synalloy Chemicals recorded a year over year loss and the 2017 Incentive Plan paid out below target for the segment. In 2017, the Chemicals Segment recorded net sales of $48.2 million, down $0.2 million or 0.3% from 2016 and adjusted EBITDA was $5.7 million, down $0.8 million or 12% from 2016. Synalloy Chemicals' 2017 results were negatively impacted by the loss of a single customer and also slower than anticipated ramp up of a customer at CRI Tolling.

Summary of 2017 Key Compensation Decisions

In 2016, the Committee engaged Pearl Meyer to assist in designing a new executive compensation plan (the "Incentive Plan"). At our 2017 Annual Meeting of Shareholders, 91% of the shares outstanding were voted in favor of our 2016 NEO compensation package. Accordingly, we committed to using the same Incentive Plan in 2017 that was utilized in 2016 with the following changes:
Base Salary - The Committee reviewed a peer group analysis and, along with CEO recommendation for the remaining NEOs, approved an increase of each NEO's base salary.
Short-Term Cash Incentive - In the 2016 Incentive Plan, the short-term cash incentive contained two components, an Adjusted EBITDA component and a strategic goals component. The 2016 Incentive Plan defined "Adjusted EBITDA" as operating income before interest, change in fair value of interest rate swap, income taxes, depreciation and amortization and excluding inventory gains and losses, metal price change gains and losses, inventory cost adjustments, aged inventory adjustments, manufacturing variances, acquisition costs, goodwill impairment and costs associated with raising capital.
In December 2017, the Company received a comment letter from the SEC related to the inclusion of certain inventory adjustments (metal price change gains and losses, inventory cost adjustments, aged inventory adjustments and manufacturing variances) in the calculation of Adjusted EBITDA. As a result of that letter, the Company submitted a response to the SEC that it will remove those inventory adjustments from its Adjusted EBITDA disclosure in the future. However, the Committee determined that the inventory adjustments are critical to the evaluation of the financial performance of our NEOs and should remain in the 2017 Incentive Plan.
As such, in the 2017 Incentive Plan, the short-term cash incentive contained two components: a Performance Metric component and a strategic goals component. The "Performance Metric" is defined as Adjusted EBITDA inclusive of inventory adjustments. It is important to note that the calculation of the 2016 Adjusted EBITDA and the calculation of the 2017 Performance Metric contain the same measures and our NEOs are held to the same standard in the 2017 Incentive Plan as the 2016 Incentive Plan.
Long-Term Equity Incentive - There were no changes to the long-term equity incentive in the 2017 Incentive Plan.

Compensation Philosophy, Objectives and Process
Compensation Philosophy and Objectives
The Board of Directors and management believe that the performance and contributions of our executive officers are critical to our overall success. To attract, retain and motivate the executives to accomplish our business strategy, the Committee establishes executive compensation policies and oversees the Company’s executive compensation practices.
The Company’s goal is to attract and retain highly motivated and talented executives and to ensure a strong link between executive pay, Company performance and shareholder value.

Compensation Objective	How Objective is Achieved
Pay for Performance
The majority of the annual short-term cash and long-term equity components of the compensation program have Performance Metric target ranges for each business segment and the Company as a whole. Executives are rewarded with higher incentive pay when above target ranges are met, while lower incentives are paid when target ranges are not achieved.

Attracting and retaining highly motivated and talented executives
The overall compensation program is designed to be competitive with positions at peer group companies to attract highly qualified candidates. Restricted stock awards have multi-year time vesting elements with forfeiture of unvested grants if an executive leaves the Company prior to vesting for any reason other than retirement, disability or death.

Aligning the interests of executives with the interests of shareholders	A portion of each executive's pay is equity-based compensation, to align the executives' interests with those of our shareholders.
The Company and the Committee believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual and long-term goals and functional operational initiatives of the Company as well as align the interest of executives with the interest of shareholders, ultimately improving shareholder value. Our pay for performance emphasis attracts executives who are willing to risk a larger share of their compensation on their own performance and the performance of the Company for the benefit of the longer-term shareholder value.
Compensation Process
The Committee continues to look for opportunities to improve upon the executive compensation program and in early 2016 the Company retained PM as the Committee’s outside independent compensation consulting firm. PM is a nationally recognized executive compensation consultant and the Committee has retained it to provide information concerning compensation paid by competitors and members of our peer group. In 2016, PM assisted the Committee in designing the Incentive Plan that was used for NEOs in both 2016 and 2017.
In setting the base salary of our NEOs in 2017, the Committee worked with PM to review aggregated information from our peer group and, for the executives below chief executive officer level, received input and guidance from the CEO on the performance of these officers. The Committee additionally reviews the performance of the CEO and considers this information in making compensation decisions.
The Committee identified 14 companies for its peer group, all manufacturing businesses, with many in either the Basic Materials- Metals/Mining or Materials-Specialty Chemicals industry classification. Others are manufacturers of machinery or component parts. The primary peer group is focused on micro-cap companies with three-year average annual EBITDA that is close to the Company's performance. The secondary peer group are companies with a three-year average annual EBITDA that are greater than the Company's performance.
For 2017, our primary peer group consists of the following companies: Ampco-Pittsburgh, Eastern Company, Houston Wire and Cable, Hurco, Landec Corp., Lawson Products Inc., Northwest Pipe Co., Perma Pipe, UFP Technologies and Universal Stainless & Alloy Products. Our secondary peer group includes American Vanguard, Hawkins, Insteel and KMG Chemical.
The peer group information is used by the Company to benchmark the compensation for our CEO and other executive officers. The Committee sets base salary for our CEO below the median base salary for the peer group. The Committee sets the base salaries of the other NEOs to be market competitive as compared to the salaries of similarly situated companies. However, the Committee believes that targeted total cash compensation, including short-term incentive pay, should provide the CEO and all other NEOs with the potential to earn in excess of the median total cash compensation of the peer group.

The Committee believes this methodology is appropriate because it directly aligns the CEO and other NEOs' pay with the Company's performance by putting more emphasis on at-risk components of cash compensation.
Risk Considerations
The Committee has assessed the risks arising from the Company’s compensation policies and practices for all employees to determine whether such policies or practices are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

2017 Performance and Compensation
Our compensation program is relatively simple and straightforward, and consist of three main components: base salary, short-term cash incentives and long-term stock-based incentives. Below is information on the main components of and on certain decisions made regarding 2017 NEO compensation.
Base Salary
Base salary is a tool to provide executives with a reasonable level of fixed income relative to the responsibility of the positions they hold. Base salaries are reviewed annually by the Committee and the CEO and adjustments are considered at that time. Base salaries are adjusted from time to time to reflect changes in responsibility level, comparison of data obtained from peer groups, data from our compensation consultant and other external market comparative data. In addition, the Company considers the attributes of each individual executive, including but not limited to his or her longevity with the Company, his or her educational background and experience, the particular responsibilities of his or her position, the compensation of others with similar background, credentials and responsibilities, and his or her past level of performance.
For 2017, the Committee reviewed continued peer group evaluations and survey data and, along with CEO recommendation for the remaining NEOs, approved an increase of each NEO's base salary.
Base salary increases for 2017 are listed in the table below:

NEO	Title	Base Salary at 12/31/2017	Base Salary at 12/31/2016	% Increase
Craig C. Bram	President & CEO	$450,000	$380,000	18.4%
Dennis M. Loughran	SVP & CFO	$308,500	$295,000	4.6%
J. Kyle Pennington	President, Synalloy Metals	$276,000	$255,000	8.2%
J. Greg Gibson	President, Synalloy Chemicals	$260,000	$248,000	4.8%
The Compensation & Long-Term Incentive Committee recommended a 2016 salary increase for Mr. Bram to $410,000 but, with input from the CEO, elected to defer half of the salary increase until mid-2017. As such, the relative increase for Mr. Bram would have been 9.8% as of December 31, 2017 had Mr. Bram's 2016 increase not been deferred.
2017 Incentive Plan
With compensation consultant assistance, the Committee established the 2016 Incentive Plan and carried the same plan forward for the 2017 Incentive Plan. As with the 2016 Incentive Plan, the 2017 Incentive Plan consisted of two components: short-term cash incentive compensation and long-term equity incentive compensation in the form of restricted stock awards to be issued under the 2015 Stock Award Plan (the "2015 Stock Plan"), which was approved by shareholders at the 2015 Annual Meeting.
Short-Term Cash Incentive
The short-term cash incentive in the 2017 Incentive Plan was calculated as a percentage of an executive's base salary, depending on the executive’s position with the Company and what specified strategic goals were achieved. The two factors included in the short-term cash incentive were:

•
70% of short-term cash incentive: Target Performance Metric with an established Threshold Performance Metric and Maximum Performance Metric for the payment of cash incentives. The Threshold Performance Metric is set at 75% of Target. The Maximum Performance Metric is set at 125% of Target.

•
30% of short-term cash incentive: Successful delivery of specified strategic goals that drive stronger efficiencies across the Company, for Messrs. Bram and Loughran and across the segment for Messrs. Pennington and Gibson.

While the Performance Metric carried the heaviest weighting (70%) for the short-term cash component, the Committee used qualitative measures related to strategic goals to increase executive focus beyond the annual Performance Metric to include those measures management and the Board believe will lead to sustained results on a longer-term basis. The table below provides the relative short-term cash incentive for each component at the threshold, target and maximum levels.

	Performance Metric Component			Strategic Goals Component			Maximum Cash Incentive
	% of Base Salary at Threshold	% of Base Salary at Target	% of Base Salary at Maximum	% of Base Salary at Threshold	% of Base Salary at Target	% of Base Salary at Maximum	% of Base Salary
President & CEO	35.0%	45.5%	70.0%	15.0%	19.5%	30.0%	100.0%
All Other NEOs	29.4%	45.5%	59.5%	12.6%	19.5%	25.5%	85.0%
For the short-term cash incentive compensation component of the 2017 Incentive Plan, the following table sets forth the Performance Metric component for each executive. Actual payout is based on a calculation using results for the year, and may vary between Threshold and Maximum values. The table below details the 2017 Performance Metric threshold, target, maximum and actual results.

	2017 Performance Metric Component
(dollars in millions)	Threshold	Target	Maximum	2017 Actual
President & CEO	$13.52	$18.04	$22.54	$18.75
SVP & CFO	$13.52	$18.04	$22.54	$18.75
President, Synalloy Metals (1)	$10.73	$14.30	$17.88	$17.87
President, Synalloy Chemicals (2)	$6.02	$8.02	$10.03	$5.51
(1) 2017 Performance Metric component is for the Metals Segment.
(2) 2017 Performance Metric component is for the Chemicals Segment.
For 2017, the Performance Metric was above Target level for the Company as a whole as well as for the Metals Segment. The Chemicals Segment fell below the Threshold level (75% of Target) for the Performance Metric.

For the short-term cash incentive compensation component of the 2017 Incentive Plan, the following table sets forth the strategic goal component for each executive. Actual payout is based on a calculation using results for the year and may vary between Threshold and Maximum values. The table below details the 2017 strategic goals threshold, target, maximum and actual results.

2017 Strategic Goals Component
	Threshold	Target	Maximum	2017 Actual
President & CEO (1)	3 out of 5	4 out of 5	5 out of 5	3 out of 5
SVP & CFO (2)	3 out of 6	4 out of 6	6 out of 6	3.5 out of 6
President, Synalloy Metals (3)	3 out of 5	4 out of 5	5 out of 5	3.5 out of 5
President, Synalloy Chemicals (4)	3 out of 5	4 out of 5	5 out of 5	3.5 out of 5
(1) The 2017 strategic goals for the President & CEO related to financial, growth (organic and acquisition), and efficiency initiatives.
(2) The 2017 strategic goals for the SVP & CFO related to financial and system efficiency initiatives as well as the BRISMET-Munhall integration.
(3) The 2017 strategic goals for the President, Synalloy Metals related to facility safety, BRISMET-Munhall integration and facility specific initiatives.
(4) The 2017 strategic goals for the President, Synalloy Chemicals related to facility safety, growth initiatives and facility specific initiatives.
For 2017, all NEOs met above Threshold of the strategic goals component. The strategic goals component of the short-term cash incentive are operational and strategic goals specific to each named executive officer's area of responsibility, in each case designed to drive overall Company financial and operational performance.
Total short-term cash incentives were earned for fiscal year 2017 as follows:

Name	Position	2017 Performance Metric Component Payout	2017 Strategic Goals Component Payout	Total 2017 Short-Term Cash Incentive Payments
Craig C. Bram	President & CEO	$209,422	$67,750	$277,172
Dennis M. Loughran	SVP & CFO	$142,197	$50,158	$192,355
J. Kyle Pennington	President, Synalloy Metals	$158,343	$43,820	$202,163
J. Greg Gibson	President, Synalloy Chemicals	$0	$41,730	$41,730
For the performance metric component, Mr. Bram received 46.5% of his base salary and Mr. Loughran received 46.1% of his base salary for the Company exceeding the 2017 Performance Metric target. Mr. Pennington earned 57.4% of his base salary for the Metals segment exceeding the Performance Metric target. The Chemicals segment did not meet the 2017 Performance Metric threshold and Mr. Gibson did not earn a cash incentive for that component. For the Strategic Goals Component, all NEOs achieved between threshold and target performance. Mr. Bram earned a cash incentive of 15% of his base salary and all other NEOs earned 16% of their base salary.
Long-Term Equity Incentive
Our goal in awarding long-term equity incentive compensation is to emphasize to our executives the importance of increasing shareholder value by tying a portion of executive compensation to growth in the Company’s stock price. To help align the interests of our executives with the interest of our shareholders, one hundred percent (100%) of long-term incentive compensation for NEOs is in the form of equity instruments. Over the past ten years, the Company has used both stock options that vest over five years and restricted stock awards that vest over either three or five years.
The long-term stock-based incentives are delivered in the form of restricted stock awards. Stock-based compensation is established at percentage of each executive’s base salary at the time of grant. In order to attract and retain executive talent, 50% of the long-term incentive is a time-vesting retention award. In order to closely tie total compensation to long-term shareholder value, the other 50% of the long-term incentive compensation for the NEOs is earned based on achievement of a three-year cumulative Performance Metric threshold, target and maximum.

For the long-term equity incentive component of the 2017 Incentive Plan, the CEO was awarded restricted stock with a value at the time of grant equal to 32.5% of his base salary in the form of a time-vesting award and the other NEOs were awarded restricted stock with a value at the time of grant equal to 22.5% of their base salary in the form of time-vesting awards.
The NEOs were also eligible for performance-vesting restricted stock awards which, at maximum earn-out levels, would equal 48.75% of base salary for the CEO and 33.75% of base salary for the other NEOs. This performance-vesting restricted stock award is based on achievement of a three-year cumulative Performance Metric target and will be earned, if at all, for performance during the three-year period ending December 18, 2019.
Additionally, due to the transition from a one-year performance based equity grant to a three-year cycle for such grants in 2017, the Committee made a "gap year" incentive award in the form of a time-vesting restricted stock award designed to reflect between target and threshold earn-out level of a typical incentive year performance-vesting grant.

Stock-Ownership Levels
The Board of Directors has established stock ownership levels for the senior management team and the Board of Directors. Directors and executive officers have five years to achieve the targeted ownership levels. Stock ownership levels for NEOs and directors are based on dollars invested or cost basis, not market value. All NEOs are in compliance except those who have not met the five-year time line.
Stock ownership requirements are as follows:

•	Board of Directors - $250,000;

•	CEO - four times base salary;

•	CFO, Metals and Chemicals Segment Presidents - $250,000; and

•	Business Unit General Managers, Executive Vice Presidents and the Corporate Secretary - $200,000.

Employment Agreements
Following approval by the Committee, the Company has entered into employment agreements with certain NEOs.
An employment agreement with Mr. Bram was entered into on May 1, 2014 for a two-year term. On each two-year anniversary of the employment agreement, the term is automatically extended for two additional years, unless the Company or Mr. Bram provides written notice that it or he does not wish to extend the agreement within 90 days of the end of the term.
Employment agreements with Messrs. Loughran, Pennington and Gibson were entered into on January 11, 2016. On each one-year anniversary of the employment agreement, the term is automatically extended for an additional year, unless the Company or the executive provides written notice that it or he does not wish to extend the agreement within 90 days of the end of the term.
The employment agreements for each of Messrs. Bram, Loughran, Pennington and Gibson provide for a base salary, cash incentive and restricted stock incentive to be reviewed by the Committee on an annual basis. The employment agreements also provide that each executive is eligible to participate in any employee benefit plan and programs generally made available to employees.
The employment agreements provide that the executive will be entitled to severance payments in the case of death or disability, termination without cause or change in control in the form of (1) salary continuation, (2) average cash bonus, (3) health insurance and (4) restricted stock and options vesting. The base salary may be paid in installments or in a lump sum, at the election of the Company. In order to receive the severance, the executive, or his beneficiary or estate, must execute a release satisfactory to the Company.
Each employment agreement defines a change in control to occur when “(i) any person (as defined in Section 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities, or (ii) there is a consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries). The employment agreements provide for the severance payment only if in connection with, or within one year after, a change in control and (a) the Company terminates the executive's employment (other than for cause, as defined in the agreement, and other than due to death or disability) or (b) the executive is not retained in substantially the same or better role and substantially the same or better compensation level as prior to the change in control. This approach is commonly referred to as "double-trigger" acceleration upon a change in control.
The employment agreement contains a covenant not to engage, directly or indirectly, in competition with the Company with respect to the businesses in which it is engaged on the date the executive's employment is terminated and for a period of one year after termination of the executive's employment. In addition, each agreement stipulates that the executive may not be employed for a period of one year after his termination of employment with any business that was identified as a potential acquisition target during the executive's tenure with the Company. Each of Messrs. Bram, Loughran, Pennington and Gibson also have agreed not to disclose, at any time during his employment with the Company or thereafter, any of the Company’s confidential information.

The following table shows the potential payments to Messrs. Bram, Loughran, Pennington and Gibson upon termination for the reasons described below, or to their beneficiaries in the event of death. The amounts shown assume that the employment of each executive was terminated effective December 31, 2017.

		Death or Disability (1)	Retirement (2)	Termination Without Cause (3)	Change in Control (4)
Craig C. Bram, President & CEO	Base Salary	$150,000	—	$675,000	$900,000
	Cash Bonus	$277,172	—	$200,086	$400,172
	Stock Options (5)	$121,855	—	$121,855	$121,855
	Restricted Stock (6)	$931,648	—	$931,648	$931,648
	Healthcare	—	—	$34,062	$34,062
Dennis M. Loughran, SVP & CFO	Base Salary	$295,646	—	$231,375	$308,500
	Cash Bonus	$192,355	—	$66,895	$133,790
	Stock Options (5)	—	—	—	—
	Restricted Stock (6)	$349,284	—	$394,174	$394,174
	Healthcare	—	—	$21,138	$21,138
J. Kyle Pennington, President, Synalloy Metals	Base Salary	$264,500	—	$207,000	$276,000
	Cash Bonus	$202,163	—	$66,797	$133,594
	Stock Options (5)	$8,024	—	$8,024	$8,024
	Restricted Stock (6)	$349,284	—	$349,284	$349,284
	Healthcare	—	—	$14,827	$14,827
J. Greg Gibson, President, Synalloy Chemicals	Base Salary	$249,167	—	$195,000	$260,000
	Cash Bonus	$41,730	—	$45,092	$90,184
	Stock Options (5)	—	—	—	—
	Restricted Stock (6)	$326,786	—	$326,786	$326,786
	Healthcare	—	—	$21,138	$21,138

(1) Upon death or disability, Messrs. Bram, Loughran, Pennington and Gibson will receive base salary in the amount of three months or until the anniversary date of the agreement, whichever is greater, the cash incentive for that fiscal year prorated to the date of the executive's death or disability, and immediate vesting of all restricted stock and options.

(2) Upon eligible retirement, all restricted stock and options immediately vest. None of the executives were eligible for retirement as of December 31, 2017.
(3) Upon termination without cause, Mr. Bram will receive 150% of current base salary, 100% of the average of the two most recent cash bonuses, 24 months of COBRA premiums and immediate vesting of all restricted stock and options as severance.   Messrs. Loughran, Pennington and Gibson will receive 75% of current base salary, 50% of the average of the two most recent cash bonuses, 12 months of COBRA premiums and immediate vesting of all restricted stock and options as severance.

(4) Upon a triggering event under the "double-trigger" change in control, Mr. Bram will receive 200% of current base salary, 200% of the average of the two most recent cash bonuses, 24 months of COBRA premiums and immediate vesting of all restricted stock and options as severance.  Upon a triggering event under the "double-trigger" change in control, Messrs. Loughran, Pennington and Gibson will receive 100% of current base salary, 100% of the average of the two most recent cash bonuses, 12 months of COBRA premiums and immediate vesting of all restricted stock and options as severance.

(5) Some unvested Stock Options as of December 31, 2017 were granted at a strike price greater than the December 31, 2017 closing stock price of $13.40 per share. As such, there is no value assigned to those Stock Options as of December 31, 2017.

(6) Restricted Stock is calculated based on the December 31, 2017 closing stock price of $13.40 per share.

Compensation of Executive Officers
2017 Summary Compensation Table
The following table sets forth summary compensation information for our NEOs for the years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Craig C. Bram	2017	450,000		255,997	—	277,172	10,800	993,969
President & CEO	2016	380,000		199,875	—	123,000	10,600	713,475
	2015	350,000		87,116	—	75,000	10,600	522,716

Dennis M. Loughran (2)	2017	308,500		121,508	—	192,355	10,800	633,163
SVP & CFO	2016	295,000		99,563	—	75,225	4,921	474,709
	2015	135,192		57,076	—	26,000	—	218,268

J. Kyle Pennington	2017	276,000		108,701		202,163	10,800	597,664
President, Synalloy Metals	2016	255,000		86,063		65,025	10,600	416,688
	2015	240,000	77,000	52,570	—	48,000	10,600	428,170

J. Greg Gibson (3)	2017	260,000		87,764	—	41,730	19,500	408,994
President, Synalloy Chemicals	2016	248,000		83,700	—	138,637	19,300	489,637
	2015	223,333	54,000	48,815	—	46,000	19,300	391,448
(1) The Committee exercised its discretion to award additional cash bonuses during 2015 to Messrs. Pennington and Gibson for their segment's performance despite challenging and unique economic conditions.

(2) Mr. Loughran was hired July 13, 2015; he was named SVP & CFO effective the same date. His 2015 compensation is partial calendar year from his date of hire.
(3) Mr. Gibson was appointed President of Synalloy Chemicals effective April 1, 2015. His 2015 compensation includes the entire calendar year.
Stock Awards - The amount in this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of equity awards made during the year. See Note 9 to the Company’s consolidated financial statements for the year ended December 31, 2017, which are included in the Company’s 2017 Annual Report on Form 10-K, for additional disclosure of all assumptions made with respect to the valuation of stock awards.
Option Awards - Beginning with the 2015 Incentive Plan, the Committee replaced the use of stock options with restricted stock.
Non-Equity Incentive Compensation - The amounts reported in Non-Equity Incentive Plan Compensation were paid under the Incentive Plan for the respective year, as more fully described in the CD&A. Amounts reported in this column were earned in the indicated year.
All Other Compensation - The amounts shown in this column represent the Company’s contributions pursuant to the 401(k)/ESOP Plan for the named executives. In addition, Mr. Gibson receives a monthly car allowance.
CEO Pay Ratio - For 2017, the annual total compensation of the median compensated of all our employees who were employed as of December 31, 2017, other than our CEO, Mr. Bram, was $48,769; Mr. Bram's 2017 annual total compensation was $993,969, and the ratio of these amounts was 1:20.
The median employee was identified utilizing 2017 total cash compensation consisting of earnings, bonuses and allowances and annualized for all employees as of December 31, 2017. This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2017 Grants of Plan-Based Awards

Name	Grant Date	Committee Action Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock and Option Awards (5)
			Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(k)	(l)
Craig C. Bram
	2/7/2018	2/8/2017	$81,000	$292,500	$450,000
	2/7/2018	2/8/2017				$73,125	$146,250	$219,375	11,731	$255,997
Dennis M. Loughran
	2/7/2018	2/8/2017	$38,871	$200,525	$308,500
	2/7/2018	2/8/2017				$34,706	$69,413	$104,119	5,568	$121,508
J. Kyle Pennington
	2/7/2018	2/8/2017	$34,776	$179,400	$276,000
	2/7/2018	2/8/2017				$31,050	$62,100	$93,150	4,981	$108,701
J. Greg Gibson
	2/7/2018	2/8/2017	$32,760	$169,000	$260,000
	2/7/2018	2/8/2017				$29,250	$58,500	$87,750	4,692	$87,764

(1) Because the Committee meetings at which these awards were made occurred prior to the effective date of the awards, we have provided both dates.
(2) These awards were made pursuant to our 2017 Incentive Plan and were earned upon the achievement of certain performance goals established by the Committee for the fiscal year ended December 31, 2017. For a discussion of these performance goals, see our CD&A section included in this proxy statement. The Committee targeted a payout equal to 65% of salary for each of the NEOs, which would be achieved if 100% of the Performance Metric goal and 80% of the strategic goals were met. Consequently, the target amounts in this column assume that the NEOs earned 65% of the maximum potential awards that they could have earned using these annual incentive opportunities. The threshold amounts assume that the NEOs earned the minimum cash incentive awards based on performance required to trigger any level of payout. If Company performance fell below performance goals required to earn the threshold amount, they would not have been entitled to any non-equity incentive plan awards. Mr. Bram earned 61.6%, Mr. Loughran earned 62.4%, Mr. Pennington earned 73.2%, and Mr. Gibson earned 16.1% of these non-equity incentive plan awards based on our performance during 2017. These annual incentive amounts are also included under “Non-Equity Incentive Compensation” in the Summary Compensation Table.

(3) These amounts represent grants of performance-vesting restricted stock made pursuant to our 2017 Incentive Plan. These restricted shares will be earned over the performance cycle ending December 31, 2019. For a discussion of the other material terms of these awards, see our CD&A section. The Committee targeted a payout of restricted shares equivalent to 32.5% of base salary for Mr. Bram and 22.5% of base for the other NEOs.

(4) These amounts represent grants of time based restricted shares made under the 2017 Incentive Plan. For a discussion of the material terms of these awards, see our CD&A section.
(5) Full grant date fair value of equity awards computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End 2017
The following table sets forth information about stock options and restricted stock awards outstanding at the end of 2017 for each of our NEOs. No other stock awards were outstanding at December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)/ Exercisable (1)	Number of Securities Underlying Unexercised Options (#)/ Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Craig C. Bram	2,030	3,045	$16.010	2/10/2025	54,514	$730,488	11,541	$154,649
	5,475	1,368	$13.700	2/7/2023
	8,264	—	$11.345	2/9/2022
	56,710	—	$11.550	1/24/2011

Dennis M. Loughran	—	—	—	—	22,420	$300,428	5,620	$75,308

J. Kyle Pennington	1,049	1,574	$16.010	2/10/2025	19,724	$264,302	4,936	$66,142
	3,241	810	$13.700	2/7/2023
	3,914	—	$11.345	2/9/2022

J. Greg Gibson	836	1,256	$16.010	2/10/2025	18,936	$253,742	4,729	$63,369
	2,038	1,360	$14.760	2/20/2024

(1) Includes stock options granted on February 7, 2013, February 20, 2014 and February 10, 2015, all of which vest in 20% increments annually, beginning one year after date of grant.
(2) Includes restricted stock awards granted on February 16, 2016 which vest in 20% increments annually, beginning one year after date of grant and restricted stock awards granted on May 5, 2017 and February 8, 2017 which vest in 33.3% increments annually, beginning one year after date of grant. Stock awards are subject to the recipients continuing to be employed by the Company and other conditions described under "Equity Plans - Stock Awards Plan."

(3) Based on the December 31, 2017 closing stock price of $13.40 per share.
(4) These represent the performance based restricted shares granted in 2016 and 2017, the earn out of which is based on achievement of a three-year Performance Metric target. Shares will be earned, if at all, for the period ending December 31, 2018 and December 31, 2019. In accordance with SEC rules, the number of shares included in this table is based on a threshold level of payout.

2017 Option Exercises and Stock Vested
The following table sets forth information about options exercised and restricted stock awards that vested in 2017.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
(a)	(b)	(c)	(d)	(e)
Craig C. Bram	25,632	$78,818	14,053	$88,267
Dennis M. Loughran	—	—	4,268	$53,081
J. Kyle Pennington	—	—	3,775	$46,878
J. Greg Gibson	—	—	3,610	$44,879
(1) Based on the market value of the shares on the exercise or vesting date.

Equity Plans
Stock Option Plans
The Company currently has one stock option plan, the 2011 Long-Term Incentive Stock Option Plan (the "2011 Option Plan"), approved at the 2011 Annual Meeting of Shareholders. Options may be exercised beginning one year after the date granted at the rate of 20% annually on a cumulative basis; however, in no event shall an option be exercisable more than ten years after the date of grant. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or division of the Company in which employee is employed) are sold to an entity not affiliated with the Company, (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, or (c) a similar sale or exchange transaction occurs, which in the Committee’s sole discretion justifies an exercise right, an option holder may exercise, in addition to the above, 100% of the options not otherwise exercisable because of the holding period requirement, subject to the limitation that in no event shall incentive stock options under this and all other option plans of the Company having an aggregate fair market value in excess of $100,000 at the dates of grant become exercisable by an optionee for the first time during a calendar year. The exercise price for options granted under the 2011 Option Plan is equal to 100% of the fair market value on the date the option is granted. The option grant price is determined by averaging the high and low sales prices for the Company’s Common Stock for the day prior to the option grant date as reported by the Nasdaq Global Market. If one of the events described in (a), (b) or (c) above had occurred as of December 31, 2017, all of the stock options shown in the "Number of Securities Underlying Unexercised Options/Unexercisable" column of the Outstanding Equity Awards at Fiscal Year End 2017 table would have vested immediately.
On February 10, 2015, the Board amended the 2011 Option Plan to allow former employees who cease to be employees of the Company as a result of normal retirement, early retirement or disability retirement, to exercise any outstanding options at any time after the date on which he or she ceased to be an employee, but not later than the end of the fixed term of the option and no earlier than one year from the date the option was granted. In the case of death, the option may be exercised by the holder's estate, a person who acquired the right to exercise the option by bequest or inheritance, or his or her attorney-in-fact, as appropriate, at any time after the holder's death, but not later than the end of the fixed term of the option. Otherwise, options can only be exercised by an employee who has been in the continuous employment of the Company since the date the option was granted. Options granted under the 2011 Option Plan to an employee shall not be transferable except by will or the laws of descent and distribution.
At March 21, 2018, there were a total of 145,511 shares underlying outstanding options and 133,609 shares underlying exercisable options under all option plans. There were 152,028 shares available for grant under the 2011 Option Plan as of March 21, 2018.
Stock Awards Plan
The 2015 Stock Awards Plan, approved by shareholders at the 2015 Annual Meeting of Shareholders, authorizes the issuance of up to 250,000 shares which can be awarded for a period of ten years from the effective date of the plan. On February 16, 2017, the Board of Directors amended the 2015 Stock Awards Plan to enable the Compensation & Long-Term Incentive Committee to establish vesting schedules as it administers the plan, generally over three or five years. In order for the awards to vest, the employee must be in the continuous employment of the Company or a subsidiary since the date of the awards, except as the result of an employee's retirement (minimum age of 62), death or permanent disability, upon which event any portion of a stock award that has not vested with the Company will become 100% vested. Otherwise, any portion of a stock award that has not vested prior to the termination of an employee's employment with the Company for any other reason shall be automatically cancelled. Vesting of the total number of unvested shares will occur in the event that there is either (i) the acquisition of more than 50% of the outstanding voting securities of the Company or a subsidiary or division of the Company in which the employee is employed (calculated on a fully diluted basis) by any person during any consecutive 12-month period of time; or (ii) the sale of more than 50% in value of the assets of the Company over any consecutive 12-month period of time. At March 21, 2018, awards for 202,469 shares have been granted under the 2015 Stock Awards Plan.
The 2005 Stock Awards Plan, approved by shareholders at the 2005 Annual Meeting of Shareholders, and amended by the Board of Directors effective at its February 2008 and November 2014 meetings, authorized the issuance of up to 300,000 shares which could be awarded for a period of ten years from the effective date of the plan. The 2005 Stock Awards Plan expired on February 3, 2015 at which time no further grants could be awarded. There are outstanding awards under the 2005 Stock Award Plan that will vest over the next two years. Stock awards vest in 20% increments annually, beginning one year after the date of grant. In order for the awards to vest, the employee must be in the continuous employment of the Company or a subsidiary since the date of the awards, except as the result of an employee's retirement (minimum age of 62), death or permanent disability, in which case any portion of a stock award that has not vested with the Company will become 100% vested. Otherwise, any portion of a stock award that has not vested prior to the termination of an employee's employment with the Company for any other reason shall be automatically cancelled. Vesting of up to 100% of the total number of unvested shares will occur in the event that there is either (i) the acquisition of more than 50% of the outstanding voting securities of the Company or a subsidiary or division of the Company in which the employee is employed (calculated on a fully diluted basis) by any person during any consecutive 12-month period of time; or (ii) the sale of more than 50% in value of the assets of the Company over any consecutive 12-month period of time. The Company may also terminate any portion of an award that has not vested upon an employee’s failure to comply with all conditions of the award or the plan. If one of the events described in (i) or (ii) above had occurred as of December 31, 2017, 100% of the restricted shares shown in the "Number of Shares or Units of Stock That Have Not Vested" column of the Outstanding Equity Awards at Fiscal Year End 2017 table would have vested immediately.
Shares relating to awards that have not yet vested are reserved for issuance by the Company and an employee is not entitled to any voting or dividend rights with respect to any such shares. Share awards that have not vested are not transferable.
In February 2018, the Board of Directors approved an amendment to the 2015 Plan to increase the maximum number of shares of Common Stock that may be delivered pursuant to the awards granted under the 2015 Plan by an additional 250,000 shares, which would result in a total authorization of 500,000 shares under the 2015 Plan, as amended. The amendment is to be effective upon approval by the Company's shareholders, and if approved the Company would have a total of 297,531 shares available for future grants. For more information, see "Proposal 4 - "Approval to Increase the Number of Shares that May Be Issued Under Our 2015 Stock Award Plan."

Retirement Plans
401(k)/ESOP Plan
The Company sponsors a 401(k) Employee Stock Ownership Plan (the "401(k)/ESOP Plan"). All employees (except those employees who are entitled to participate in union-sponsored plans) who are 21 years or older are automatically enrolled at a pre-determined percentage following 60 days of full-time employment with the Company or any subsidiary. Employees may choose to opt out or elect to change the default deferral rate. Employees are eligible to receive a matching contribution in the month following their one-year anniversary.
Employees are permitted to contribute up to 100% of earnings not to exceed a dollar amount set by the Internal Revenue Service through payroll deduction on a pre-tax basis or after-tax basis through a Roth 401(k). Employees are permitted to change the election daily and can revoke the election at any time. Employee contributions are 100% vested at all times. An employee can invest his contribution in any of the investment funds offered; however, employee contributions cannot be invested in the Company's Common Stock.
Prior to January 1, 2016, all Company contributions were invested in Company stock. Effective January 1, 2016, Company contributions are invested in accordance with employee elections for individual contributions, and the ESOP portion of the 401(k)/ESOP Plan is frozen. For each plan year, the Company contributes on behalf of each eligible participant a discretionary matching contribution equal to a percentage determined annually by the Board of Directors.
For 2017 and 2016, the maximum matching contribution was 4%. The matching contribution is allocated within 15 days of each pay period. In addition to the matching contribution, the Company may make a discretionary contribution which shall be distributed to all eligible participants regardless of whether they contribute to the 401(k)/ESOP Plan. No discretionary contributions have been made to the 401(k)/ESOP Plan.
Distributions are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reason of proved financial hardship as defined according to Internal Revenue Service guidelines. The 401(k)/ESOP Plan provides for payment of the participant’s account balance upon death, disability or retirement in the form of cash or shares of the Company's Common Stock or both. If employment terminates for reasons other than retirement, disability or death (e.g. resignation or termination by the Company), any discretionary portion of a participant’s account balance will vest as follows: less than three years’ service - 0% vested; three or more years - 100% vested.
Unvested amounts are forfeited and allocated to participants eligible to participate for a plan year. The 401(k)/ESOP Plan permits rollovers from qualified plans at the discretion of the Company. The 401(k)/ESOP Plan is permitted to borrow money to purchase shares of the Company's Common Stock. All shares of the Company's Common Stock acquired by the 401(k)/ESOP Plan with the proceeds of a loan are maintained in a suspense account and are withdrawn and shares are allocated to participant’s accounts as the loan is paid. As a participant in the 401(k)/ESOP Plan, any employee may direct the trustee to vote shares allocated to his or her account in accordance with the employee's wishes.
All 401(k)/ESOP Plan assets are held by an independent trustee. The trustee invests all assets and makes payment of 401(k)/ESOP Plan benefits. The 401(k)/ESOP Plan is managed and administered by an independent administrator and a Pension Committee comprised of the corporate officers of the Company. Expenses incurred for the administration of the 401(k)/ESOP Plan are paid by the Company. The 401(k)/ESOP Plan reserves to the Board of Directors of the Company the right to amend the 401(k)/ESOP Plan in any manner or terminate the 401(k)/ESOP Plan at any time. The 401(k)/ESOP Plan may be amended to preserve the qualification of the 401(k)/ESOP Plan under the applicable provisions of the Internal Revenue Code of 1986, as amended from time to time. For 2017, the Company’s total matching contribution was $608,473.
COMPENSATION COMMITTEE REPORT
The Compensation & Long-Term Incentive Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Further, the Compensation & Long-Term Incentive Committee considered and took into account the 2017 shareholder vote on executive compensation. Based on such review, discussion and consideration of the 2017 shareholder vote, the Compensation & Long-Term Incentive Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in our 2017 Annual Report on Form 10-K and in this Proxy Statement.
The Compensation & Long-Term Incentive Committee
Henry L. Guy, Chair
Susan S. Gayner
Amy J. Michtich
James W. Terry, Jr.

PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our Board is committed to a compensation philosophy and program that promotes our ability to attract, retain and motivate individuals who can achieve superior financial results. As part of that commitment, and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to approve, in an advisory non-binding resolution, the compensation of our NEOs as disclosed in this Proxy Statement. This proposal is our "say-on-pay" proposal. It gives you the opportunity to let us know how you view the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. It is not intended to address any specific item of compensation. In considering how to vote on this proposal, we encourage you to review all the relevant information in this Proxy Statement - our CD&A (including its executive summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program. Your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the NEOs.
Because your vote is advisory, it is non-binding on our Board; however, our Board will take into account the outcome of the vote on the say-on-pay proposal when considering future compensation arrangements. We invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under "Corporate Governance - Shareholder Communications with Directors."
Accordingly, in compliance with the Dodd-Frank Act, we ask you to approve the following resolution:
"RESOLVED, that the shareholders of Synalloy Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in the Company’s 2018 Proxy Statement."
Vote Required
A majority of the votes cast at the Annual Meeting of Shareholders must vote "FOR" Proposal 2 to approve, on an advisory non-binding basis, the compensation of our named executive officers. The enclosed form of proxy provides a means for you to vote "For," "Against" or to "Abstain" on this proposal. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Board Recommendation
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934 also gives you the opportunity to cast an advisory non-binding vote to express your preference regarding the frequency of future say-on-pay votes. Shareholders may indicate whether they would prefer a say-on-pay vote every one, two or three years. The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the shareholders. The non-binding frequency vote is required at least once every six years. Our shareholders voted on a similar proposal at the 2012 Annual Meeting with the majority voting to hold the say-on-pay vote every year.

We believe that the annual cycle is the most appropriate as it will allow our shareholders to provide us with direct and prompt input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement each year. Our Board is therefore recommending that shareholders vote for a frequency period of every year with respect to future say-on-pay votes (a vote of '1 Year' on the proxy card). Because the frequency vote is advisory, the result will not be binding on the Board of Directors or the Company. The Board will, however, take into account the outcome of the vote when it determines the frequency with which advisory votes on executive compensation will be held.

Accordingly, in compliance with the Dodd-Frank Act, we ask you to approve the following resolution:

"RESOLVED, that the shareholders of Synalloy Corporation approve, on an advisory basis, for a frequency period of every year with respect to future say-on-pay votes."
Vote Required
A majority of the votes cast at the Annual Meeting of Shareholders must vote "1 Year" for Proposal 3 to approve, on an advisory non-binding basis, the frequency period of every year with respect to future say-on-pay votes. The enclosed form of proxy provides a means for you to vote "1 Year," "2 Year," "3 Year" or to "Abstain" on this proposal. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Board Recommendation
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS "EVERY YEAR".

PROPOSAL 4 - PROPOSAL TO APPROVE THE INCREASE IN SHARES OF COMMON STOCK ISSUABLE UNDER THE COMPANY'S 2015 STOCK AWARDS PLAN

General

The Company's 2015 Stock Awards Plan (the "2015 Plan") was adopted and approved by shareholders at the 2015 Annual Meeting of Shareholders. The 2015 Plan is intended to provide key executive employees of the Company and its subsidiaries with the opportunity to participate in the Company’s future prosperity and growth by awarding them shares of the Company’s Common Stock. The 2015 Plan initially authorized the issuance of up to 250,000 shares of Common Stock which can be awarded for a period of ten years from the effective date of the plan. At March 21, 2018, there were 47,531 shares available for future grants under the 2015 Plan.

In February 2018, the Board of Directors approved an amendment to the 2015 Plan to increase the maximum number of shares of Common Stock that may be delivered pursuant to the awards granted under the 2015 Plan by an additional 250,000 shares, which would result in a total authorization of 500,000 shares under the 2015 Plan, as amended. The amendment is to be effective upon approval by the Company's shareholders, and if approved the Company would have a total of 297,531 shares available for future grants. A copy of the 2015 Plan, as amended, is included with this Proxy Statement as Appendix A and incorporated herein by reference.

The following is a summary of the 2015 Plan as amended and is qualified in its entirety by reference to the plan. This summary does not create any rights separate from the plan.
The purpose of the 2015 Plan is to further the long-term stability and financial success of the Company by attracting and retaining senior management and key employees through the use of stock incentives. The Company believes that ownership of its Common Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons' interests with the interest of the Company's shareholders. The 2015 Plan is administered by the Compensation & Long-Term Incentive Committee of the Board of Directors.
The Compensation & Long-Term Incentive Committee of the Board of Directors sets the vesting schedule for individual grants under the 2015 Plan, generally 20% or 33% increments, beginning one year after the date of grant. Awards will vest, however, only if the eligible employee has been in the continuous employment of the Company or a subsidiary since the date of the award, except in certain events. Any portion of a stock award under the plan that has not vested prior to the termination of an eligible employee’s employment with the Company as the result of retirement (minimum age of 62), death or disability, shall become 100% vested; otherwise, any portion of a stock award that has not vested prior to the termination of an eligible employee's employment with the Company for any other reason, shall be automatically cancelled. In the event of death, the eligible employee’s estate would receive the balance of the vested shares.
Upon the occurrence of change in control event, 100% of the total number of unvested shares will vest under the plan. Such event would occur if either (i) the acquisition of more than fifty percent (50%) of the outstanding voting securities of the Company or a subsidiary in which the eligible employee is employed (calculated on a fully diluted basis) by any person during any consecutive 12-month period of time; or (ii) the sale of more than fifty percent (50%) in value of the assets of the Company over any consecutive 12-month period of time.
In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting shares of the Company, the number of shares subject to unvested stock awards and the number of shares reserved for issuance under the 2015 Plan will be equitably adjusted by the Committee to reflect the change.
The 2015 Stock Awards Plan may be amended or terminated by the Board of Directors at any time. However, any such action will not be effective to change or modify the plan, unless approved by a majority of the outstanding shares of the Company, to the extent shareholder approval is required by applicable law or applicable requirements of any securities exchange or quotation system on which the Company's Common Stock is listed or quoted.
The following table sets forth aggregated information as of December 31, 2017 about all Company equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2011 Stock Option Plan	145,511	$12.96
2015 Stock Award Plan			113,058 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	145,511	$12.96	113,058

(1) Does not include 65,527 shares that were granted in February 2018 for fiscal year 2017 performance.

Vote Required
A majority of the votes cast at the Annual Meeting of Shareholders must vote "FOR" Proposal 4 to approve the increase in shares of common stock issuable under the 2015 Plan. The enclosed form of proxy provides a means for you to vote "For," "Against" or to "Abstain" on this proposal. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE INCREASE IN SHARES OF COMMON STOCK ISSUABLE UNDER THE COMPANY'S 2015 STOCK AWARD PLAN.

Fees Paid to Independent Registered Public Accounting Firm
The following table sets forth the aggregate fees billed by KPMG, LLP for audit services rendered in connection with the consolidated financial statements and reports for the fiscal years ended December 31, 2017 (referred to as "fiscal 2017") and December 31, 2016 ("referred to as "fiscal 2016") and for other services rendered during fiscal years 2017 and 2016, on behalf of the Company and its subsidiaries, which have been billed or will be billed to the Company.

Fee Category	Fiscal 2017	% of Total	Fiscal 2016	% of Total
Audit Fees	$847,500	99.5%	$854,683	99.5%

Audit Related Fees	4,200	0.5%	4,200	0.5%

Tax Fees	—	—%	—	—%

All Other Fees	—	—%	—	—%

Total Fees	$851,700	100.0%	$858,883	100.0%
Audit Fees: Audit fees include fees and out-of-pocket expenses billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. Audit Fees also include fees for the audit of the Company’s internal controls related to Sarbanes-Oxley Section 404 compliance based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
Audit Related Fees: In 2017 and 2016, the audit related fees include costs associated with environmental compliance.
Tax Fees: The Company did not incur tax fees from KPMG, LLP in 2017 or 2016.
In making its decision to appoint KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of KPMG, LLP.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent registered public accounting firm, subject to limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full committee at its next scheduled meeting. During fiscal 2017, all audit and permitted non-audit services were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2017. The Audit Committee has discussed with the Company’s independent auditors, KPMG, LLP, the matters required to be discussed by the standards of the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Standard 1301, Communicating with Audit Committees. The Audit Committee has also received the written disclosures and the letter from KPMG, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG, LLP, its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
The Audit Committee
Anthony A. Callander, Chair
Henry L. Guy
James W. Terry, Jr.

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Although Delaware law does not require shareholder ratification to proceed with the appointment, our Audit Committee and our Board are requesting that our shareholders ratify the appointment of KPMG, LLP as our independent registered public accounting firm for fiscal year 2018. Our Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if our shareholders do not ratify the appointment, our Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain KPMG, LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders or the Company. Representatives of KPMG, LLP are expected to be present at the Annual Meeting with an opportunity to make a statement, if they so desire, and to respond to appropriate questions with respect to that firm’s audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2017.
Vote Required
A majority of the votes cast at the Annual Meeting of Shareholders must vote "FOR" Proposal 5 to ratify our Audit Committee’s appointment of KPMG, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2018. The enclosed form of proxy provides a means for you to vote "For," "Against" or to "Abstain" on this proposal. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Board Recommendation
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS
Any shareholder proposal to be included in the proxy materials for the 2019 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the SEC and received by the Company at its principal executive offices, 4510 Cox Road, Suite 201, Richmond VA 23060, no later than December 4, 2018. In order for a shareholder to bring any business or nominations before the 2019 Annual Meeting of Shareholders, certain conditions set forth in the Company’s Bylaws must be complied with, including but not limited to, the delivery of a notice to the Corporate Secretary of the Company not less than 30 nor more than 60 days in advance of the 2019 Annual Meeting which is tentatively scheduled on May 16, 2019. With respect to any shareholder proposal not received by the Company by February 17, 2019, the designated proxy agents will vote on the proposal in their discretion.
REFERENCES TO OUR WEBSITE ADDRESS
References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules or the Nasdaq Rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.
INCORPORATION BY REFERENCE
The "Audit Committee Report" is not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.
OTHER MATTERS TO COME BEFORE THE MEETING
The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS

Sally M. Cunningham
Secretary

Appendix A - 2015 Stock Award Plan
SYNALLOY CORPORATION
2015 Stock Awards Plan

1.
Purpose. This 2015 Stock Awards Plan (the “Plan”) is intended to provide key executive employees of Synalloy Corporation or any of its Subsidiaries (together, the “Company”) with the opportunity to participate in the Company’s future prosperity and growth by awarding them stock of the Company. The purpose of the Plan is to provide key executive employees long-term incentive for gain as a result of outstanding service to the Company and its shareholders, and to assist in attracting and retaining executives of ability and initiative. For purposes of this Plan, “Subsidiary” means any corporation or business organization in which the Company owns, directly or indirectly, twenty percent (20%) or more of the voting stock or capital or profits interest at the time of granting of an award under this Plan.

2.
Administration. The Plan shall be administered by a committee consisting of two or more members of the Compensation and Long Term Incentive Committee of the Board (the “Committee”), each of whom shall be (i) a “non- employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and (ii) an “outside director” as defined under Internal Revenue Code (the “Code”) Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by “outside directors” in order to qualify for tax deductibility under Code Section 162(m).

The Committee shall have complete authority and discretion to interpret all provisions of this Plan consistent with law, to prescribe the form of agreement evidencing the award of stock under the Plan, to adopt, amend, and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of the Plan. No member of the Committee shall be liable for any action or determination in respect thereto, if made in good faith, and each member of the Committee shall be entitled to indemnification by the Company with respect to all matters arising from his service on the Committee to the fullest extent allowable under the Company’s Certificate of Incorporation, Bylaws and applicable law.

3.
Eligibility. Any salaried employee of the Company who, in the judgment of the Committee, occupies a management position in which his or her efforts contribute to the profit and growth of the Company may be awarded stock under the Plan. The Committee will designate employees to whom stock is to be awarded and will specify the number of shares awarded. The Committee shall have the discretion to determine to what extent, if any, persons employed on a part-time or consulting basis will be eligible to participate in the Plan.

4.
Stock. The stock available for awards under the Plan shall be shares of the Company’s $1.00 par value common stock (the “common stock”), and may be either authorized and unissued or held in the treasury of the Company. The total amount of stock that may be awarded under the Plan shall not exceed 500,000 shares, subject to adjustment to reflect any change in the capitalization of the Company, as more fully provided in Section 8 hereof. The Committee will maintain records showing the cumulative total of all shares awarded/vested under this Plan. If any shares previously awarded do not vest, in whole or in part, for any reason, such shares shall again become available for award under this Plan.

5.
Award of Stock. The Committee, at any time, during the duration of the Plan, may authorize the award of stock to those eligible under Section 3 hereof, subject to the limitations provided herein. The date on which stock shall be deemed awarded shall be the date the Committee authorizes such award or such later date as may be determined by the Committee at the time such award is authorized. The Committee also may impose on any award of stock under the Plan such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

6.
Terms and Conditions of Awards. Each stock award pursuant to the Plan shall be evidenced by a written agreement, executed by the Company and the participant, which states the number of shares granted thereby and certain other terms, in such form as the Committee shall from time to time approve. Each award of stock pursuant to the Plan shall comply with and be subject to the following terms and conditions:

A.	Vesting during Continuous Employment. Stock awarded pursuant to the Plan shall vest according to the following schedule:

Time from Award Date	Percentages of Shares Awarded that are Vested (including those previously vested)
After One Year	20%
After Two Years	40%
After Three Years	60%
After Four Years	80%
After Five Years	100%
Share awards will only vest if, at the time of vesting, the employee has been in the continuous employment of the Company since the date the stock was awarded. The Committee may decide in each case to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not for this purpose be deemed interruptions of continuous employment. Notwithstanding the foregoing, the Committee shall have the authority, in its sole and absolute discretion, to establish and amend vesting scheduled for stock awards make pursuant to this Plan.

B.
Cancellation of Unvested Stock Awards on Termination of Employment. Notwithstanding the vesting schedule set forth in Section 6.A above, any portion of a stock award that has not vested prior to the termination of an employee’s employment with the Company as the result of retirement (minimum age of 62), death or disability, shall become 100% vested; otherwise, any portion of a stock award that has not vested prior to the termination of an employee's employment with the Company for any other reason, shall be automatically cancelled. In the event of death, the employee’s estate would receive the balance of the shares.

C.
Cancellation of Unvested Stock Awards on Failure to Comply with Certain Conditions. Unless the award agreement specifies otherwise, the Committee may cancel any awards which have not vested at any time if the employee is not in compliance with all applicable provisions of the award agreement and the Plan including the following conditions:

(i)
Noncompetition. An employee shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company.

(ii)
Confidentiality. An employee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company that is acquired by the employee during or after employment with the Company.

(iii)
Intellectual Property. An employee shall not fail to disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patent- able or not, made or conceived by the employee during employment by the Company in accordance with the Company’s then existing policies.

D.
Sale or Merger. Notwithstanding the vesting schedule set forth in Section 6.A above, 100% of the total number of unvested shares will vest in the event that there is either (i) the acquisition of more than fifty percent (50%) of the outstanding voting securities of the Company or a Subsidiary in which the employee is employed (calculated on a fully diluted basis) by any person during any consecutive 12-month period of time; or (ii) the sale of more than fifty percent (50%) in value of the assets of the Company over any consecutive 12-month period of time.

E.
Voting Rights and Escrow. An employee shall not be entitled to voting rights with respect to any portion of a stock award that has not vested. Each share of stock awarded pursuant to the Plan shall be held in escrow by the Company (together with any distributions in respect of such shares) until such shares have vested. Upon vesting of any portion of a stock award, certificates evidencing the vested shares shall be delivered to the employee. In addition, in the event that, following the grant of the stock award to an employee, the Company has made any distribution to shareholders of the Company in connection with their ownership of the stock, such employee shall be paid, upon vesting of any portion of a stock award, a sum equal to the cumulative distribution(s) associated with the vested stock from the date of the grant of the stock award through the date of vesting of any portion of the stock award. Upon issuance, the shares awarded pursuant to the Plan will be fully paid and non-assessable.

F.
Fair Market Value. Upon the vesting of shares pursuant to this stock award, the Committee shall determine, in good faith and in its best judgment, the value of each share currently vested, which under no circumstance shall be less than fair market value. For such purposes, if the shares are listed on a national securities exchange at the time of the granting of the stock award, then the fair market value per share shall be not less than the average of the highest and lowest selling price on such exchange as of the date that such stock award is vested, or if there were no sales on said date, then the price shall not be less than the mean between the bid and the ask price on such date. If the shares are traded otherwise than on a national securities exchange at the time of the vesting of the stock award, then the price per share shall not be less than the mean between the bid and the asked price on the date of the vesting of the stock award, or if there is no such bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per share shall be determined by the Committee.

7.	Assignability. Share awards that have not vested under the Plan shall not be transferable by the employee.

8.
Adjustment upon Change of Shares. In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting shares of the Company, the number of shares subject to unvested stock awards and the number of shares reserved for issuance under this Plan shall be equitably adjusted by the Committee to reflect the change.

9.
Compliance with Law and Approval of Regulatory Bodies. No shares shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with applicable withholding tax requirements, and with the rules of all domestic stock exchanges on which the Company’s shares may be listed. Any share certificate issued to evidence shares may be listed on any domestic stock exchange authorized by the Company. Any share certificate issued to evidence shares may bear legends and statements, and be subject to such restrictions, as the Company shall deem advisable to assure compliance with federal and state laws and regulations. No shares will be delivered under the Plan until the Company has obtained such consents or approvals from regulatory bodies, federal or state, having jurisdiction over such matters as the Company may deem advisable.

It is the intent of the Company that the grant of any awards under the Plan to or other transactions by a participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such participant shall avoid liability under Section 16(b) of the Exchange Act.

10.
General Provisions. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company or any subsidiary, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if the Plan had not been adopted.

11.
Effective Date of the 2015 Plan. This Plan was adopted by the Board of Directors of the Company effective February 10, 2015, which is the effective date of the Plan approved by shareholders holding a majority of the Company’s outstanding shares of common stock entitled to vote on the Plan at the Annual Meeting of Shareholders on May 13, 2015.

12.
Amendment to the Plan. The Board of Directors of the Company may alter, amend, or terminate the Plan at any time. However, no amendment shall be effective unless approved by the shareholders holding a majority of the Company’s outstanding shares of common stock to the extent shareholder approval is required by applicable law or applicable requirements of any securities exchange or quotation system on which the common stock of the Company is listed or quoted.

13.
Duration of the Plan. Unless previously terminated by the Board of Directors, the Plan shall be effective for a period of ten years from the effective date of the Plan, and no award shall be made after such date. Unvested shares awarded before that date shall remain valid thereafter in accordance with their terms.

14.	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that federal law shall be deemed to apply.

15.
Arbitration. Any dispute that arises among (i) the Company and/or the Board and (ii) any employee arising in connection with the Plan shall be resolved by binding arbitration by a single arbitrator held in Richmond, Virginia, pursuant to the federal Arbitration Act (or if the federal Arbitration Act is deemed not to apply, the Virginia Uniform Arbitration Act) and applying the rules of the American Arbitration Association as in effect from time to time.

16.
Taxes. The Company is authorized to withhold from any stock award granted, any payment relating to an award under the Plan, including from a distribution of stock, or any payroll or other payment to an employee, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and to take such other action as the Commit- tee may deem advisable to enable the Company and employee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. However, this authority shall not include withholding of taxes above the statutorily required withholding amounts where such excess withholding would result in an earnings charge to the Company under U. S. Generally Accepted Accounting Principles.

SYNALLOY CORPORATION
4510 COX ROAD, SUITE 201
RICHMOND, VA 23060

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EST the day before the meeting date or the plan cut-off date for the 401(k)/ESOP Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EST the day before the meeting date or the plan cut-off date for the 401(k)/ESOP Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. Election of Directors

The Board of Directors recommends you vote FOR the following:	For All ___	Withhold All ___	For All Except ___	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ____________________________________
Nominees
(01) Craig C. Bram 02) Anthony A. Callander 03) Susan S. Gayner 04) Henry L. Guy 05) Amy J. Michtich 06) James W. Terry, Jr. 07) Murray H. Wright
If you request cumulative voting, the proxy agents will vote cumulatively for some or all of the nominees in such manner as may be determined at the time by such proxy agents. Check this box to request cumulative voting ___

The Board of Directors recommends you vote FOR proposals 2, 4 and 5 and 1 YEAR for proposal 3.
2. Advisory vote on the compensation of our named executive officers.	For ___	Against ___	Abstain ___
3. Advisory vote on the frequency of future say-on-pay votes.	1 Year ___	2 Years ___	3 Years ___	Abstain ___
4. The approval of the increase of common stock issuable under the Company's 2015 Stock Award Plan.	For ___	Against ___	Abstain ___
5. The ratification of the appointment of KPMG, LLP as our independent registered public accounting firm for 2018.	For ___	Against ___	Abstain ___
NOTE: And in the discretion of such proxy agents, upon such other business as may properly come before the meeting or any adjournment thereof, and matters incidental to the conduct of the meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

____________________________________________________	_______________	____________________________________________________	_______________
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

SYNALLOY CORPORATION
Annual Meeting of Shareholders
May 17, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Sally M. Cunningham and Dennis M. Loughran, or either of them, each with power of substitution, as lawful proxy, to vote all the shares of Common Stock of Synalloy Corporation which the undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of Synalloy Corporation to be held as a virtual meeting at www.virtualshareholdermeeting.com/SYNL2018, on Thursday, May 17, 2018 at 10:00 a.m. EST, and at any adjournment thereof, upon such business as may properly come before the meeting.
The proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this card, and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said proxies to vote the shares represented by the proxy in favor of the proposal.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all the director nominees in Proposal 1; FOR Proposal 2 - approval, on a non-binding advisory basis, of the compensation of our named executive officers; 1 YEAR for Proposal 3 - approval, on a non-binding advisory basis, on the frequency of future say-on-pay votes; FOR Proposal 4 - approval to increase the number of shares that may be issued under our 2015 Stock Award Plan; and FOR Proposal 5 - the ratification of our independent registered public accounting firm.

Continued and to be signed on reverse side